EXHIBIT 23.1

Consent of Independent Certified Public Accountants

We have issued our reports dated September 26, 2003, accompanying the consolidated financial statements and schedules of ProsoftTraining contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Independent Certified Public Accountants.”

/s/ Grant Thornton

Albuquerque, New Mexico

June 8, 2004